Exhibit 10(c)

March 31, 2011

BlackRock Index Funds, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock Index Funds, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indefinite number of shares of the Company’s common stock, par value $.0001 per share, designated as Class K Shares of BlackRock Small Cap Index Fund and BlackRock International Index Fund, each a series of the Company (together, the “Shares”), on its Registration Statement on Form N-1A filed with the Securities and Exchange Commission (Registration Number 333-15265) (together with all amendments thereto, the “Registration Statement”).

We have examined the Registration Statement and such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Further, we have assumed that, prior to the issuance and sale of the Shares, the board of directors of the Company will have duly authorized such issuance and sale. Based on our examination, and subject to the assumptions set forth herein, we advise you that in our opinion the Shares offered by the Company, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

With respect to our opinion as to the legal issuance of the Shares, we are assuming that at the time the Shares are issued in accordance with the Registration Statement there will be a sufficient number of authorized but unissued shares of the Company for such issuance.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.